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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: October 16, 1996




                          Commission file number 1-1097



                        OKLAHOMA GAS AND ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

               Oklahoma                                73-0382390
      (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)              Identification No.)


                               101 North Robinson
                                  P. O. Box 321
                       Oklahoma City, Oklahoma 73101-0321
                    (Address of principal executive offices)
                                   (Zip Code)

                                  405-553-3000
              (Registrant's telephone number, including area code)



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Item 5. Other Events
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     On June 17,  1996,  Oklahoma  Gas and Electric  Company  ("OG&E")  filed an
Application with the Oklahoma Corporation Commission ("OCC") seeking to reduce its rates and charges for retail electric service to Oklahoma customers in the amount of $14.2 million per year.

     On Monday, October 14, 1996, the staff of the OCC recommended that OG&E lower its annual revenues by $94.5 million. In a separate recommendation, the Oklahoma Attorney General proposed a $79.8 million annual OG&E rate reduction.

     The Company is reviewing these filings to determine how those numbers were derived. A hearing on the merits of the case has been scheduled to begin on November 22. The Company will continue to try to settle this case on reasonable terms. However, the Company cannot predict what action the OCC will take on this matter.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                  OKLAHOMA GAS AND ELECTRIC COMPANY
                                            (Registrant)






                              By     /s/   Donald R Rowlett
                         -----------------------------------------------
                                           Donald R Rowlett
                                    Controller Corporate Accounting

                                  (On behalf of the registrant and in
                               his capacity as Chief Accounting Officer)





October 16, 1996